Exhibit 10.1

ASPEN AEROGELS, INC.

Restricted Share Unit Award Grant Notice

Restricted Share Unit Award Under the

Aspen Aerogels 2023 Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Grant:

4.	Number of Restricted Share Units:

5.	Vesting of Award:

The Restricted Share Units shall become vested on the earlier of (a) the first anniversary of the Date of Grant, or (b) the day prior to the Company’s annual meeting of stockholders held during the Company’s fiscal year commencing immediately after the end of the fiscal year in which the Date of Grant occurs, or (c) the occurrence of a Change in Control, provided that the Participant shall have remained in the Continuous Service of the Company or a Subsidiary through such date (the “Vesting Date”).

The Company and the Participant acknowledge receipt of this Restricted Share Unit Award Grant Notice and agree to the terms of the Restricted Share Unit Agreement attached hereto and incorporated by reference herein, the Aspen Aerogels 2023 Equity Incentive Plan and the terms of this Restricted Share Unit Award as set forth above.

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ASPEN AEROGELS, INC.

By:
Name:
Title:

Participant

ASPEN AEROGELS, INC.

RESTRICTED SHARE UNIT AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the Date of Grant set forth in the Restricted Share Unit Award Grant Notice between Aspen Aerogels, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Share Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, Directors and Consultants of the Company and its Subsidiaries;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant the number of restricted share units (“RSUs”) set forth on the Restricted Share Unit Award Grant Notice, in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant the number of RSUs set forth in the Restricted Share Unit Award Grant Notice (the “Award”) with each RSU representing a contingent entitlement of the Participant to receive one Share, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting of Award.

(a) Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Share Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On the Vesting Date set forth in the Restricted Share Unit Award Grant Notice, the Participant shall be entitled to receive such number of Shares equivalent to the number of RSUs set forth in the Restricted Share Unit Award Grant Notice provided that the Participant remains in the Continuous Service of the Company or a Subsidiary on the Vesting Date. Such Shares shall thereafter be delivered by the Company to the Participant (or in the event of the Participant’s death, to the Participant’s designated beneficiary, if any (“Beneficiary”), or if none, to the Participant’s estate) within five days of the Vesting Date and in accordance with this Agreement and the Plan.

(b) Except as otherwise set forth in this Agreement or as otherwise determined by the Board, in its discretion, if the Participant’s Continuous Service ceases for any reason prior to the Vesting Date, then as of the date on which the Participant’s Continuous

Service is terminated all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect. If the Participant has served on the Board for at least three years at the time of such termination of Continuous Service, the Board retains the discretion to provide for the acceleration of vesting as to some or all of the Participant’s unvested RSUs.

3. Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, provided that the Company may permit the Participant to designate a Beneficiary to receive payment of any vested RSUs in the event of the Participant’s death. Except as provided in the previous sentence, any Shares to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void. By way of illustration, and without limiting the foregoing, this Award shall not be transferable by domestic relations order.

4. Adjustments. The number and kind of RSUs and the corresponding Shares are subject to adjustment as provided in Section 16 of the Plan.

5. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, a Participant will not be able to transfer or sell any of the Shares issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to resell his or her Shares, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any applicable securities law, rule or regulation.

6. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7. Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and any Shares to be issued under this Agreement will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the Shares to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility.

9. Participant Acknowledgements and Authorizations. The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, Director or Consultant of the Company or of a Subsidiary.

(b) The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of any employment or service. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the Shares is unknown and cannot be predicted with certainty.

10. Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. The Participant hereby gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which the Participant works or is employed, including, if the Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

11. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. The Participant has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. The Participant also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that the Participant’s electronic response or signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

12. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Restricted Share Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

13. Assignment and Successors.

(a) This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

15. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

16. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

17. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

18. Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and shall be construed and administered in accordance with such intent; provided, however, that the tax treatment of the Award is not warranted or guaranteed. Neither the Company and its Subsidiaries, nor their respective directors, officers, employees and advisers shall be held liable for any taxes, interest, penalties or other monetary amounts that may owed by the Participant or other taxpayer as a result of the Award or this Agreement.